EXHIBIT 99.2
GEOGLOBAL SIGNS MEMORANDUM OF UNDERSTANDING IN COLOMBIA

Calgary, Alberta, Canada, September 14, 2010 – GeoGlobal Resources Inc. (GeoGlobal or the Company) (NYSE/Amex: GGR) announces that a Memorandum of Understanding (MOU) has been signed with Petro Caribbean Resources Ltd. (PCR) relating to conducting oil and natural gas exploration and development activities in Colombia, subject to the execution by PCR of definitive agreements with the Colombian National Agency of Hydrocarbons (ANH).

The exploration activities are to be conducted on two onshore exploration blocks located in the Putumayo basin in southwest Colombia known as the Putumayo 6 (PUT 6) and Putumayo 7 (PUT 7) exploration blocks.  The PUT 6 and PUT 7 cover an area of approximately 574 and 167 square kilometers, respectively.

Subject to the execution of a Joint Operating Agreement, GeoGlobal will be carried for a 10% participating interest in both the PUT 6 and PUT 7 exploration blocks through the minimum and additional work programs as bid in return for GeoGlobal providing to PCR technical assistance through the exploration phase.

Additionally, GeoGlobal is to have the right to acquire up to an additional 40% participating interest in each of the PUT 6 and PUT 7 exploration blocks exercisable on or before September 21, 2010 unless otherwise agreed and extended by both parties, in consideration of payment to PCR of GeoGlobal’s 40% participating interest share of all third party costs incurred, including performance bonds and guarantees, through exercise of the rights.

Jean Paul Roy, a Director and the former chief executive officer of GeoGlobal, has advised GeoGlobal that his wholly-owned company, Roy Group (Mauritius) Inc. (RGM), has agreed to guarantee the payment and performance of PCR's obligations under the Colombian exploration and production contracts (the "Guarantee").  In consideration for giving the Guarantee, PCR has agreed that: (i) RGM is entitled for a period of two years to participate in any future equity financings of PCR; (ii) PCR will indemnify RGM against any and all costs which RGM may incur under or in connection with the Guarantee; and (iii) at the request of RGM, PCR will grant RGM a first lien over all of the assets and property of PCR as security for PCR's obligations under the indemnity.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas through exploration and development in India, Israel and Colombia. The Company has been focused on the development of high potential exploration targets in the Krishna Godavari, Cambay, Deccan Syneclise, and Rajasthan basin areas in India.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.  The Company’s forward looking statements include, among others, its statements and estimates as to:
•	the statements herein regarding our plans and objectives relating to our future operations,
•	plans and objectives regarding the exploration, development and production activities conducted on the exploration blocks in India, Israel and Colombia where we have interests,
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plans regarding drilling activities intended to be conducted through the ventures in which we are a participant, the success of those drilling activities and our ability and the ability of the ventures to complete any wells on the exploration blocks, to develop reserves of hydrocarbons in commercially marketable quantities, to establish facilities for the collection, distribution and marketing of hydrocarbons, to produce oil and natural gas in commercial quantities and to realize revenues from the sales of those hydrocarbons,

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our ability to maintain compliance with the terms and conditions of our production sharing and other contracts, including the related work commitments, to obtain consents, waivers and extensions under the terms of these production sharing and other contracts as and when required, and our ability to fund those work commitments,

•	our plans and objectives to join with others or to directly seek to enter into or acquire interests in additional production sharing or other contracts in India, Israel, Colombia and elsewhere,
•	our assumptions, plans and expectations regarding our future capital requirements,
•	our plans and intentions to raise additional capital we require and our likelihood of success in that regard,
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the costs and expenses to be incurred in conducting exploration, well drilling, development and production activities, our estimates as to the anticipated annual costs of those activities and the adequacy of our capital to meet our requirements for our present and anticipated levels of activities are all forward-looking statements.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well in our press releases.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.  Among others, these risk factors include:
•	We cannot assure you that our assumptions or our business plans and objectives will prove to be accurate or be able to be attained.
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We cannot assure you that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in a discovery of reserves of hydrocarbons or that any hydrocarbons that are discovered on the exploration blocks in which we have an interest will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.

•	Our ability to realize material revenues cannot be assured. Our ability to successfully drill, test and complete significant numbers of producing wells cannot be assured.
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We cannot assure you that we will have available to us the capital required to meet our plans and objectives at the times and in the amounts required or we will have available to us the amounts we are required to fund under the terms of the production sharing and other contracts we are a party to.  We cannot assure that we will be successful in raising the additional capital we currently require.

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We cannot assure you that we will be successful in joining any further ventures seeking to be granted production sharing or other contracts in India, Israel, Colombia or elsewhere or that we will be successful in acquiring interests in existing ventures.

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We cannot assure you that we will obtain all required consents, waivers and extensions from a governmental or regulatory body in India or Israel as and when required to maintain compliance with production sharing or other contracts we have entered into, that we may not be adversely affected by any delays we may experience in receiving those consents, waivers and extensions, and that we may not incur liabilities under the production sharing or other contracts for our failure to maintain compliance with the requirements of and timely complete the related work programs.

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We cannot assure you that Gujarat State Petroleum Corporation, the operator of the KG Offshore Block, may not be successful in its efforts to obtain payment from us on account of exploration costs it has expended on the KG Offshore Block for which it asserts we are liable or otherwise seek to hold us in breach of that Production Sharing Contract or commence arbitration proceedings against us and be successful in its assertion that it can terminate our contract with them or the Government of India.

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We cannot assure you of our ability to meet our goals and objectives and the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc. www.geoglobal.com	The Equicom Group
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Dave Feick, Managing Director, Western Canada
Phone: +1 403 777-9250 Fax: +1 403 777-9199 Email: info@geoglobal.com	Phone: +1 403 218-2839 Fax: +1 403 218-2830 Email: dfeick@equicomgroup.com